ARTICLES OF INCORPORATION of SYNERGY INVESTMENTS, INC.

The undersigned executes the4rse articles for the purpose of forming a Domestic Corporation under the laws of the State of Florida.

ARTICLE 1 - CORPORATE SEAL
--------------------------

a.       Name and Address of the Corporation

         SYNERGY INVESTMENTS, INC.
         4445 Fountainview Lane
         Orlando, Florida  32808

b.       Authorized Shares (Maximum Number and Par Value Per Share)

         One thousand shares having a par or nominal value of one dollar ($1.00) per share.

c.       Incorporator/Registered Agent and Registered Address (Home)

         Anne Strauss
         4445 Fountainview Lane
         Orlando, Florida  32808

         d. Names and Addresses of the Initial Board of Directors (one minimum and five maximum)

         Anne Strauss
         4445 Fountainview Lane
         Orlando, Florida  32808


ARTICLE 2 - PURPOSE, POWERS, AND EXISTENCE
------------------------------------------
This corporation shall engage in any activity or business permitted by law. This corporation shall have all powers conferred by the State of Florida upon general corporations as amended from time to time and shall perpetually exist with its existence commencing on the date these articles are executed and acknowledged.

ARTICLE 3 - CAPITAL
-------------------
This corporation shall have capital in excess of five-hundred dollars ($500.00) with which to begin business.

ARTICLE 4 - AMENDMENTS TO ARTICLES
----------------------------------
Every amendment to these articles shall be approved by the Board of Directors, as proposes to the stockh0olders by a majority of the share of stock entitled to vote thereon at a meeting called for such purpose or, alternatively, that all stockholders may execute a written consent manifesting their unanimous intention that a certain amendment be made.

ARTICLE 5 - INDEMNIFICATION
---------------------------
This corporation shall to the full extent provided by law indemnify any officer or director, or any former officer or director.

ARTICLE 6 - STOCKHOLDERS ACTING IN LIEU OF DIRECTORS


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a.       The stockholders shall conduct the business of the corporation acting as, and in lieu of, directors when the stockholders purchase of stock has been recorded in the stock ledger of this corporation and shall collectively constitute the Board of Directors, then shall the stockholders be deemed directors of this corporation. The stockholders acting as directors shall take any action required by law that is to be performed by directors.
b. This corporation shall ini8tiallyu have the number if directors set forth in Paragraph d of Article 1 who shall at the organizational meeting of this corporation which the incorporator shall hold or otherwise ratify the actions of the incorporator who may have conducted said meeting.
c. Action may be taken by the stockholders without a formal meeting if consent, in writing, setting forth the action to be taken is signed by all stockholders entitled to vote if a meeting has been held. Such consent shall have the effect of a unanimous vote of and by the stockholders. Such consent of said actions shall be held by the corporation secretary as part of the records of the corporation.
d. The business of this corporation shall be conducted by such officers as may be set forth in the by-laws of this corporation, in addition to the stockholders.
e. The stockholders shall have the right to issue treasury or unissued shares of this corporation for securities of this corporation which are convertible into a right to subscribe or acquire shares of this corporation and containing such rights or conditions, including preemptive rights as the stockholders may deem proper.
f. The stockholders may make among themselves the following matters as valid matters of agreement which may be included in any agreements which they make among themselves:

         (1) Limitations upon the bequeathing, pledging and devising of stock of this corporation;
         (2) All other matters of law permitted by the laws of the State of Florida;
         (3) Any limitation on the assignment or transferability of the stock of the corporation held by prospective stockholders.
g. The stockholders of this corporation may approve the reasonable expenses and charges of incorporating this corporation, including attorney's costs and fees, and the reasonable compensation and expenses for the underwriting or sale of the shares of this corporation. For consideration received by the corporation for the issuance of the shares of the same may be allowed to be paid out without thereby impairing the fully paid and non-assessable status of such shares.

IN WITNESS WHEREOF, the undersigned incorporator/registered agent hereby executes these Articles of Incorporation, accepts the designation as incorporator/registered agent of this corporation and agrees to comply with all of the laws relating to incorporator/registered agent.

                                               /s/ Anne Strauss
                                               -----------------------------
                                               Incorporator/Registered Agent


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               ARTICLES OF AMENDMENT TO SYNERGY INVESTMENTS, INC.

THE UNDERSIGNED, being the sole director and president of Synergy Investments, Inc., does hereby amend its Articles of incorporation as follows:

ARTICLE I   CORPORATE NAME
---------   --------------
The name of the Corporation shall be Corpas Investments, Inc.

ARTICLE II   PURPOSE
----------   -------
The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

ARTICLE III   PERIOD OF EXISTENCE
-----------   -------------------
The period during which the Corporation shall continue perpetual.

ARTICLE IV   SHARES
----------   ------
The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $0.001 par value.

ARTICLE V   PLACE OF BUSINESS
---------   -----------------
The address of the principal place of business of this corporation in the State of Florida shall be 162 East Riverbend Drive Altamonte Springs, FL 32779. The board of directors may at any time and from time to time move the principal office of this corporation.

ARTICLE VI   DIRECTORS AND OFFICERS
----------   ----------------------
The business of this corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (1) and , subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

ARTICLE VII   DENIAL OF PREEMPTIVE RIGHTS
-----------   ---------------------------
No shareholder shall have any right to acquire share or other securities of the corporation except to the extent to such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

ARTICLE VIII   AMENDMENT OF BY-LAWS
------------   --------------------
Anything in these Articles of Incorporation, the By-Laws , or the Florida Corporation Act notwithstanding, by-laws not be adapted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

ARTICLE IX  SHAREHOLDERS
----------  ------------

9.1 Inspection of books. The Board of Directors shall make the reasonable rules to determine at what times and place and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

9.2 Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not be applied to the Corporation.

9.3 Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum.


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9.4      Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

ARTICLE X LIABILITY AND INDEMNEFICATION OF DIRECTORS AND OFFICERS
-----------------------------------------------------------------
To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders fir damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its by-laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interest of this corporation, and in conjunction therewith, to procure, at this corporation's expense policies of insurance.

ARTICLE XI  CONTRACTS
---------------------
No contract or other transaction between this corporation and any person, or any corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, of at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.


I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on September 10,1998 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF I have hereunto subscribed to and executed the Articles of Incorporation on this 10th day of September, 1998.

                                      /s/     Roy Meadows
                                              ----------------------------
                                              President and Sole Director.


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